Exhibit 25.2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY

OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)    [    ]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

N/A (State of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)

400 South Hope Street, Suite 500 Los Angeles, California (Address of principal executive offices)	90071 (Zip code)

Legal Department

The Bank of New York Mellon Trust Company, N.A.

240 Greenwich Street

New York, NY 10286

(212) 635-1270

(Name, address and telephone number of agent for service)

WHITING PETROLEUM CORPORATION*

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-0098515 (I.R.S. employer identification no.)

1700 Broadway, Suite 2300 Denver, Colorado (Address of principal executive offices)	80290-2300 (Zip code)

Subordinated Debt Securities and related Guarantees

(Title of the indenture securities)

* ADDITIONAL OBLIGORS

Name, Address of Principal Executive Offices and Zip Code	State or Other Jurisdiction of Incorporation	I.R.S. Employer Identification Number

Whiting Oil and Gas Corporation 1700 Broadway, Suite 2300 Denver, Colorado 80290-2300	Delaware	84-0918829

Whiting US Holding Company 1700 Broadway, Suite 2300 Denver, Colorado 80290-2300	Delaware	47-2452900

Whiting Canadian Holding Company ULC 1700 Broadway, Suite 2300 Denver, Colorado 80290-2300	British Columbia	N/A

Whiting Resources Corporation 1700 Broadway, Suite 2300 Denver, Colorado 80290-2300	Colorado	57-1191218

Item 1.	General information.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency – United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.

A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A. (Exhibit 1 to Form T-1 filed pursuant to Section 305(b)(2) of the Act in connection with Registration Statement No. 333-135006-10).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.

A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed pursuant to Section 305(b)(2) of the Act in connection with Registration Statement No. 333-135006-10).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed pursuant to Section 305(b)(2) of the Act in connection with Registration Statement No. 333-135006-10).

5.	Not applicable.

6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed pursuant to Section 305(b)(2) of the Act in connection with Registration Statement No. 333-135006-10).

7.	A copy of the latest report of condition of the trustee published pursuant to law or to the requirements of its supervising or examining authority.

8.	Not applicable.

9.	Not applicable.

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SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 14th day of March, 2019.

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.

By:	/s/ Richard Tarnas
Name: Richard Tarnas
Title: Vice President

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EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 400 South Hope Street, Suite 500, Los Angeles, CA 90071

At the close of business December 31, 2018, published in accordance with Federal regulatory authority instructions.

ASSETS			Dollar amounts in thousands

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin			2,374
Interest-bearing balances			124,178
Securities:
Held-to-maturity securities			0
Available-for-sale securities			198,413
Equity securities with readily determinable fair values not held for trading			NR
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold			0
Securities purchased under agreements to resell			0
Loans and lease financing receivables:
Loans and leases held for sale			0
Loans and leases, held for investment	0
LESS: Allowance for loan and lease losses	0
Loans and leases held for investment, net of allowance	0
Trading assets			0
Premises and fixed assets (including capitalized leases)			9,069
Other real estate owned			0
Investments in unconsolidated subsidiaries and associated companies			0

Direct and indirect investments in real estate ventures			0
Intangible assets			859,682
Other assets			136,256
Total assets			$1,329,972

LIABILITIES

Deposits:
In domestic offices			2,677
Noninterest-bearing		2,677
Interest-bearing		0

Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	0
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	226,786
Total liabilities	229,463
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	323,516
Not available
Retained earnings	777,089
Accumulated other comprehensive income	-1,096
Other equity capital components	0

Not available
Total bank equity capital	1,100,509
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,100,509
Total liabilities and equity capital	1,329,972

I, Matthew J. McNulty, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Matthew J. McNulty         )            CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Antonio I. Portuondo, President )
Michael P. Scott, Managing Director )	Directors (Trustees)
Kevin P. Caffrey, Managing Director )